                                                                   EXHIBIT 3.1


                              ARTICLES OF INCORPORATION

                                          OF

                             ZERON ACQUISITIONS II, INC.


          The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Nevada, do hereby set forth as follows:

          FIRST:  The name of the corporation is

                             ZERON ACQUISITIONS II, INC.

          SECOND: The address of the initial registered and principal office of this corporation in this state is c/o United Corporate Services, Inc., 841 East 2nd Street, in the City of Carson City, County of Carson City, State of Nevada 89702 and the name of the registered agent at said address is United Corporate Services, Inc.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Nevada.

          FOURTH: (a) The corporation shall be authorized to issue the following shares:

     Class               Number of Shares              Par Value
------------------       ----------------         -----------------
COMMON                     75,000,000                   $.001
PREFERRED                  15,000,000                   $.001

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          (b)  The designations, powers, preferences, rights, and the qualifications or restrictions thereof are as follows:

          1. The holders of the Common shares shall be entitled to vote in all matters requiring shareholder approval including the election of directors and the holders of the Preferred shares shall have no voting rights whatsoever except as are expressly required by law.

          2. The Preferred shares shall be convertible into Common Shares subject to the terms and conditions fixed by the Board of Directors.

          3. The holders of the Preferred shares shall be entitled to receive dividends, distributed ratably, before any dividends are declared and paid to the holders of the Common shares.

          4. The holders of the Preferred shares shall be entitled, upon dissolution or liquidation of the corporation, to share in the assets of the corporation, ratably, before any such distribution is made to the holders of the Common shares.

          FIFTH: The number of directors constituting the initial Board of Directors is one (1); and the name and address of the person constituting the initial Board of Directors, to serve until the first annual meeting of shareholders, or until his successors are elected and qualify, is as follows:

          NAME                               ADDRESS
--------------------------         -----------------------------
Gary Takata                        370 Lexington Avenue
                                   New York, New York 10017

                     (This corporation has only one Shareholder.)


          SIXTH:  The names and addresses of the incorporators are as follows:

                                          2

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          NAME                               ADDRESS
--------------------------         -----------------------------

Ray A. Barr                        10 Bank Street
                                   White Plains, New York 10606

Mark Skubicki                      10 Bank Street
                                   White Plains, New York 10606

          SEVENTH: The period of duration of the corporation shall be perpetual.

          EIGHTH:  The corporation may, to the fullest extent permitted by
Section 78.751 of the Nevada General Corporation Law, indemnify any and all directors and officers whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matter referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits of the heirs, executors and administrators of such a person.

          IN WITNESS WHEREOF, the undersigned hereby execute this document and affirm that the facts set forth herein are

                                          3

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true under the penalties of perjury this fifth day of March, 1992.

                                             /s/ RAY A. BARR
                                             ---------------------------------
                                             Ray A. Barr, Incorporator



                                             /s/ MARK SKUBICKI
                                             ---------------------------------
                                             Mark Skubicki, Incorporator



STATE OF NEW YORK   )
                    )  ss:
COUNTY OF NEW YORK  )


          Be it remembered that on this fifth day of March, 1992, personally came before me, a Notary Public in and for the County and State aforesaid, Ray
A. Barr, Mark Skubicki, parties to the foregoing document, known to me personally to be such, and who, being by me first duly sworn, acknowledged the said document to be their act and deed and that the facts therein stated are true.

          Given under my hand and seal of office the day and year aforesaid.


                                             /s/ MARIA R. FISCHETTI
                                             ---------------------------------
                                             Maria R. Fischetti, Notary Public


                                          4

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                            ACCEPTANCE AS REGISTERED AGENT

                                          OF

                             ZERON ACQUISITIONS II, INC.


          Having been named to accept service of process for the above stated corporation, at the place designated in this certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all status relative to the proper and complete performance of my duties.

Dated: March 5, 1992


                                             UNITED CORPORATE SERVICES, INC.



                                             /s/ RAY A. BARR
                                             ---------------------------------
                                             Ray A. Barr, President


Registered Office Address:

841 East 2nd Street
Carson City, Nevada 89702

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                                     Filing Fee:                      Receipt #



                CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                              (After Issuance of Stock)               Filed by:


                             ZERON ACQUISITIONS II, INC.
               --------------------------------------------------------


     I, Gerold Tebbe, the President and Secretary of Zeron Acquisitions II, Inc. (the "Corporation") do hereby certify:

     That the Board of Directors of the Corporation at a meeting duly convened, held on the 13th day of October, 1997, adopted a resolution to amend the original Articles of Incorporation as follows:

     Article First is hereby amended to read as follows:

          "FIRST:   The name of the corporation is Deotexis, Inc."

     The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4,546,875; that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                        /s/ Gerold Tebbe
                                        ----------------------------
                                        Gerold Tebbe
                                        President and Secretary